EXHIBIT 10.4

Amendment of Director Restricted Stock Agreement

This Amendment to Director Restricted Stock Agreement (“Amendment”) is made effective as of September 24, 2009 between Cyberonics, Inc., a Delaware corporation (the “Company”) and [NAME] (“Director”), a member of the Company’s Board of Directors.

WHEREAS, effective as of [DATE], the Company and Director entered into a Director Restricted Stock Agreement, Grant Control No. [____] (the “Agreement”); and

WHEREAS, the Company and Director now desire to amend the Agreement;

Now, Therefore, for a good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Director agree as follows:

1.	Section 2(a) of the Agreement is hereby deleted and the following is inserted therefor:

Restrictions.  The Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of to the extent then subject to the Restrictions.  The prohibition against transfer of the Restricted Shares is herein referred to as the “Restrictions.”  The Restrictions shall be binding upon and enforceable against any transferee of the Restricted Shares.

2.	Section 2(b) of the Agreement is hereby deleted and the following is inserted therefor:

Vesting/Lapse of Restrictions.  Until the Restricted Shares are fully vested or forfeited, on each anniversary of the Grant Date, subject to the satisfaction of the tax liability under Section 3 on such anniversary date, [____]% of the Restricted Shares shall vest and the Restrictions shall lapse on such vested shares.  The number of shares that vest as of each anniversary date will be rounded down to the nearest whole share, with any remaining shares vesting on the final installment.  Notwithstanding the foregoing vesting schedule, the Restrictions shall lapse in full as to all the Restricted Shares on the earlier of (i) a Change of Control (as defined in the Plan) or (ii) the Director’s death.

3.	In Sections 2(c), 2(d), 3, and 4, all references to “Forfeiture Restrictions” are replaced by “Restrictions.”

4.	Except as expressly amended herein, the terms of the Agreement remain unchanged.

5.
This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Signatures by facsimile shall bind the parties hereto.

CYBERONICS, INC.	DIRECTOR

By:/s/ Daniel J. Moore	/s/
Daniel J. Moore, President & CEO